AMENDMENT TO THE

APPVION, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Appvion, Inc. Supplemental Executive Retirement Plan, as amended, (the “Plan”), a nonqualified deferred compensation plan as defined by Internal Revenue Code Section 409A(d)(1), is hereby amended to clarify certain distribution provisions of the Plan as set forth more fully below.  This Amendment is executed this 27 day of August, 2014 and shall be effective as provided herein.

1.Effective as of December 1, 2014, Section 3.2(c) of the Plan is deleted in its entirety and replaced with the following language:

(c)Form of Benefit.  A Participant’s Supplemental Benefit shall be paid in the form of a single life annuity if unmarried, or in the form of a Qualified Joint and Survivor Annuity if married; provided that, effective January 1, 2009, a Participant may elect, in accordance with election procedures described in the Pension Plan, to receive another type of actuarially equivalent life annuity provided thereunder.  Notwithstanding the foregoing, a Participant’s election of a lump sum payment under Section 7.05(b) of the Pension Plan or Section 1.05 of Appendix C of the Pension Plan shall not result in the payment of his Supplemental Benefit in a lump sum.

3.Except as expressly modified herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on August 27, 2014.

APPVION, INC.

/s/ Mark R. Richards                                   /s/ Thomas J. Ferree

Mark R. RichardsThomas J. Ferree

Chairman, President and Senior Vice President Finance,

Chief Executive OfficerChief Financial Officer and Treasurer